EX-99.j.2

CONSENT OF COUNSEL

We hereby consent to the use of our name and to the references to our Firm under the caption "Legal Counsel" in the Prospectuses and the Statements of Additional Information that are included in Post-Effective Amendment No. 40 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act") and Post-Effective Amendment No. 41 under the Investment Company Act of 1940, as amended, of Academy Funds Trust.  This consent does not constitute a consent under Section 7 of the 1933 Act and in consenting to the use of our name and the references to our Firm under such caption we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/Stradley Ronon Stevens & Young, LLP
Stradley Ronon Stevens & Young, LLP

Philadelphia, Pennsylvania
March 30, 2017

Philadelphia, PA ● Malvern, PA ● New York, NY ● Harrisburg, PA ● Wilmington, DE ● Cherry Hill, NJ ● Washington, DC ● Chicago, IL
A Pennsylvania Limited Liability Partnership